SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2002

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland

000-26076

52-1494660

(State of organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10706 Beaver Dam Road, Hunt Valley, MD 21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Pursuant to a recommendation by the Audit Committee of the Board of Directors of Sinclair Broadcast Group, Inc. (“Sinclair”) and approval by the Board of Directors, effective May 17, 2002, we dismissed Arthur Andersen LLP as our independent public accountants and we engaged Ernst & Young LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002.

Arthur Andersen’s reports on Sinclair’s consolidated financial statements for each of the past two years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2001 and 2000, and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Sinclair’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Sinclair provided Arthur Andersen with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, dated May 17, 2002, stating its agreement with such statements.

During the two most recent fiscal years ended December 31, 2001 and 2000, and through the date of this Form 8-K, Sinclair did not consult Ernst &Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Sinclair’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c)              Exhibits

Exhibit No.

Description of Exhibit

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission Dated May 17, 2002
99	Press release dated May 17, 2002 regarding our selection of Ernst and Young LLP as independent public accountants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

Dated: May 17, 2002	By:	/s/ David B. Amy

	Name:	David B. Amy
	Title:	Executive Vice President and Chief Financial Officer